Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 filed, and to the incorporation by reference therein of our report dated March 24, 2010, with respect to the consolidated financial statements of Pointer Telocation Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
A Member of Ernst & Young Global
Tel Aviv, Israel
May 27, 2010